NEW YORK STATE
                               DEPARTMENT OF STATE
                     DIVISION OF CORPORATIONS, STATE RECORDS
                           AND UNIFORM COMMERCIAL CODE
                                 41 STATE STREET
                                ALBANY, NY 12231
                               WWW.DOS.STATE.NY.US

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           CERTIFICATE OF INCOPORATION
                                       OF

                                TRIBEKA TEK, INC.

                  (Under  Section 805 of Domsetic Corporation)

     FIRST: The name of the corporation is: Tribeka Tek, Inc.

     SECOND: The date of filing of the certificate of incorporation with the Department of State is: February 5, 2002.

     THIRD: The amendment effected by this certificate of amendment is:

     (i) To change the currently authorized 1500 Par Value $1.00 common shares all of which are issued, to 1500 Par Value $0.0001 Cent Per share at a rate of one for one.

     (ii) To add to the authorized common shares, 199,998,500 Common Shares par value .0001 Cents Per Share

     (iii)To add to our capitalization 10,000,000 Preferred $0.001 Cents Par Value per Share.

     Paragraph FOURTH of the amended and restated Certificate of Incorporation shall be amended to state in its entirety:

     FOURTH: The total number of shares of all stock which the corporation shall have authority to issue is 210,000,000 shares, consisting of: (i) 200,000,000 shares of Common Stock, par value $.0001 per share (herein called the " Common Stock") and (ii) 10,000,000 Preferred shares, $.001 Cents Par Value. The shares of Preferred Stock are hereby authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof. Such Preferred Stock may be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of capital stock of the corporation at such price or prices or at such rate or rates of exchange and with such adjustments as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions adopted by the Board of Directors providing for the issue thereof. The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares or the holders thereof are as follows:


     PREFERRED STOCK

             Authority is hereby expressly vested in the Board of Directors of the corporation, subject to the provisions of this ARTICLE FOURTH and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred stock and, with respect to each such series, to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:
             (i) The designation of such series. (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the corporation's capital stock, and whether such dividends shall be cumulative or noncumulative. (iii) Whether the shares of such series shall be subject to redemption by the corporation at the option of either the corporation or the holder or both or upon the happening of a specified event and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption. (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series. (v) Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock, and, if provision is made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges. (vi) The restrictions, if any, on the issue or reissue of any additional Preferred Stock. (vii) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation. (viii) The provisions as to voting, optional and/or other special rights and preferences, if any. FOURTH: The certificate of amendment was authorized by: X The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

     _/S/ Ethel Schwartz Ethel Schwartz, President (Signature) (Name & Capacity of Signer) Dated: June 29, 2005


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               TRIBEKA  TEK, INC.
                Under Section 805 of the Business Corporation Law

Filer's Name:   Tribeka Tek, Inc.
Address:  1510 51 St.
Brooklyn, NY 11219

State of New York
Department of State
F050630000918
June 30, 2005


--------------------------------------------------------------------------------


                                 NEW YORK STATE
                               DEPARTMENT OF STATE
                     DIVISION OF CORPORATIONS, STATE RECORDS
                           AND UNIFORM COMMERCIAL CODE
                                 41 STATE STREET
                                ALBANY, NY 12231
                               WWW.DOS.STATE.NY.US

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           CERTIFICATE OF INCOPORATION
                                       OF

                                TRIBEKA TEK, INC.

                  (Under  Section 805 of Domsetic Corporation)


     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the Chairman of the Board of the corporation, hereby certifies:

     FIRST: The name of the corporation is

     TRIBEKA TEK, INC.

     SECOND: That the Certificate of Incorporation was filed by the Secretary of State of New York on the February 5, 2002.

     THIRD: That the amendment to the Certificate of Incorporation effected by this Certificate is as follows:

     Paragraph FIRST of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

     "FIRST: The name of the corporation is

     VGTEL, INC."

     The Certificate of Incorporation is further amended to change address to which the Secretary of State shall forward any process served upon him/her against the corporation. As amended, such designation shall read:

     "The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him/her is 2503 South Boulevard, Houston, Texas 77098."

     FOURTH: That the amendments to the Certificate of Incorporation were authorized by the unanimous written consent of all of its directors, followed by the unanimous written consent of all of its shareholders entitled to vote thereon.



     IN WITNESS WHEREOF, I hereunto sign my name this thirtieth day of January, 2006.

     S/RON  KALLUS_______________________
     -----------------------------------  Ron  Kallus,  Chairman  of  the Board,
     Title